Exhibit 10.21

AGREEMENT
by and between
HITACHI, LTD.
and
OPTO-DEVICE, LTD.

Dated as of October 1, 2002

AGREEMENT
          THIS AGREEMENT (the “Agreement”), dated as of October 1, 2002 (the “Effective Date”), is entered into by and between HITACHI, LTD., a corporation existing under the laws of Japan (“Licensor”), and OPTO-DEVICE, LTD., a corporation existing under the laws of Japan (“Licensee”), pursuant to the terms of the Business Transfer Agreement, dated as of July 24, 2002 (the “Business Transfer Agreement”) and the Intellectual Property License Agreement, dated as of October 1, 2002 (the “IP License Agreement”) both between Licensor and Licensee, and the Stock Purchase Agreement, dated October 1, 2002, between Licensor and OpNext, Inc. (“OpNext”), a Delaware corporation (the “Stock Purchase Agreement”) and the Research and Development Agreement, dated July 31, 2001 between Licensor and OpNext Japan, Inc., a corporation existing under the laws of Japan, (“OpNext Japan”) and a Wholly-Owned Subsidiary of OpNext, as amended on the date hereof by the First Amendment to OpNext Japan R&D Agreement among Licensor, OpNext Japan and Licensee (and as otherwise amended, supplemented or modified form time to time, the “OpNext Japan R&D Amendment”). All capitalized terms used herein but not defined have the meanings ascribed to such terms in the IP License Agreement, Stock Purchase Agreement and OpNext Japan R&D Agreement.
RECITALS
          WHEREAS, Licensor is the owner of the trademark “HITACHI” (the “Mark”), which is used in the indication “Powered by Hitachi” (the “Indication”), which Mark is registered in Japan, the United States and other countries throughout the world;
          WHEREAS, Licensor is a majority shareholder in Licensee; and
          WHEREAS, the parties desire that Licensor grant to Licensee the right to use the Indication in connection with the products listed on Exhibit B to the Stock Purchase Agreement that are manufactured by Licensee and new products related to the Business utilizing any Assigned IP, Licensed IP, Future Hitachi IP, Hitachi R&D IP and Jointly Developed R&D IP (the “Licensed Products”) in accordance with the terms and conditions set forth in this Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
Section 1. License. Licensor hereby grants Licensee a royalty-free license to use the Indication in connection with the advertising, marketing and labeling of Licensed Products and any related services in accordance with the terms and conditions set forth in this Agreement. Licensee shall have no rights to use the Mark except as part of the Indication. Licensee shall have no rights to use the Indication except in the form and manner expressly provided in Section 2 of this Agreement. Upon termination of this Agreement, all rights of Licensee to use the Indication shall terminate immediately. No other rights are granted hereunder by implication or otherwise. Such license shall continue until such time as: (i) Licensor ceases to own directly or indirectly a majority interest in the voting securities of Licensee; or (ii) Licensee has failed to reasonably cure or commence the cure of any material breach of this Agreement within thirty (30) days of the receipt of written notice of such breach.

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Section 2. Quality Control and Use of Indication.
          (a) Quality of Goods. All Licensed Products, and any related services, offered and sold by Licensee either in connection with or bearing the Indication shall be of a standard of quality at least as high as that of the Licensed Products existing on September 30, 2002 or as that of any new Licensed Products or materially changed Licensed Products manufactured after September 30, 2002 that have been approved by Hitachi pursuant to the quality control procedures set forth in this Section 2(a), including compliance with Licensed Products specifications, maintenance and Licensed Products quality (including their methods of manufacture and quality control) subject to minor changes that shall not materially affect the nature, quality and specifications of the Licensed Products as they existed on September 30, 2002 or of the new Licensed Products or materially changed Licensed Products manufactured after September 30, 2002 that have been approved by Hitachi pursuant to the quality control procedures set forth in this Section 2(a), such that will impair the reputation and goodwill of Licensor. Licensor shall have the right one (1) time per year, the date of which will be decided by the parties, to inspect the quality of the Licensed Products (including their methods of manufacture and quality control) and any related services and to advise Licensee of any Licensed Products or related services is reasonably believes do not meet such standard of quality. If Licensor reasonably finds that any Licensed Products or related services offered or sold in connection with or bearing the Indication are not in accordance with the standard of quality set forth herein and so notifies Licensee in writing, Licensee and Licensor will negotiate in good faith and on reasonable terms concerning the corrections to be made to the quality and/or methods of quality control of such Licensed Products or services. In the event that Licensee does not implement any agreed-upon corrections within sixty (60) days from when both parties have agreed upon any corrections to be made in order for the standard of quality to be met, Licensor shall have the right to terminate this Agreement and require Licensee to discontinue the use of the Indication. Prior to distributing and marketing any new Licensed Products after September 30, 2002 that are not on Exhibit B to the Stock Purchase Agreement, or any planned products that are listed on Exhibit B to the Stock Purchase Agreement but were not manufactured or sold as of September 30, 2002 including those products that pertain to the following research areas: (i) Tunable Lasers; (ii) 40G; (iii) Packaging Technology; and (iv) Modulators, or any materially changed Licensed Products that are on Exhibit B to the Stock Purchase Agreement (including any changes to the methods of manufacture and quality control), Licensee shall provide Licensor with at least one (1) sample of each such Licensed Product, any documentation evidencing that such Licensed Products meet the Licensed Products specifications, and any documentation pertaining to the results of any product testing or quality audits (“Approval Documentation”), in order to seek Licensor’s prior written approval, such approval not to be unreasonably withheld, unreasonably delayed or unreasonably conditioned. Licensor shall communicate its approval or disapproval regarding such submissions within thirty (30) days from receipt of such samples and Approval Documentation. Failure of Licensee to comply with the provisions of this Section 2 shall constitute a material breach of this Agreement and shall be grounds for termination of this Agreement.
          (b) Proper Usage. Licensee shall, prior to using the Indication, inform Licensor of the appearance and the manner of such use for approval by Licensor. Licensor shall comply with all laws pertaining to the use of trademarks in force from time to time in each country in which Licensee uses the Indication. All usage of the Indication shall: (i) display the Indication less prominently than; and (ii) in close proximity to the OpNext trademark in the format shown in Exhibit A hereto.

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          (c) Modification. Thirty (30) business days before commencing an initial use of the Indication or making any material changes to the appearance or manner of any existing use of the Indication, Licensee shall provide Licensor with a copy of such proposed use or such change. Licensor shall have the right to approve each such use or change of use, such approval not to be unreasonably withheld, unreasonably delayed or unreasonably conditioned.
Section 3. Ownership, Validity and Protection.
          (a) Ownership. All use of the Mark as part of the Indication shall inure solely to the benefit of Licensor. The Mark and goodwill associated therewith are the sole and exclusive property of Licensor. Licensee shall acquire no ownership rights in the Mark, the Indication, variations thereon, or marks confusingly similar thereto, as a result of exercise of any rights under this Agreement.
          (b) Validity. Licensee shall not: (i) take any action that will interfere with; (ii) challenge Licensor’s right, title or interest in; or (iii) make any claim or take any action adverse to Licensor’s rights in the Indication and the Mark. Licensee shall not adopt, use, register or apply for registrations anywhere for the Indication, the Mark or any other mark which is confusingly similar to the Mark or which incorporates the Mark.
          (c) Protection of Rights in Indication. Licensee shall assist Licensor, at Licensor’s expense, to the extent necessary to protect any of Licensor’s rights to the Indication and the Mark. Licensee shall not commence or prosecute any registrations, claims or suits in its own name or in the name of Licensor.
Section 4. Indemnity. Licensor assumes no liability to Licensee or to any third parties with respect to the quality, performance or characteristics of any of the Licensed Products or services sold by Licensee under the Indication pursuant to this Agreement. Licensor shall have no liability for, and Licensee will indemnify, defend and hold Licensor harmless against, any and all damages, liabilities, attorneys’ fees and costs incurred by Licensor in defending against any third-party claims or threats of claims arising from Licensee’s use of the Indication.
Section 5. Miscellaneous.
          (a) Assignment. The license granted herein is not transferable or assignable to any other party; provided, however, such license, in its entirety, shall be assignable by Licensee (or any successor to Licensee) to OpNext, Inc. or any Wholly-Owned Subsidiary of OpNext, Inc.
          (b) Relationship of the Parties. This Agreement creates no agency relationship between the parties hereto, and nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have the power to obligate or bind the other in any manner whatsoever. However, Licensee shall be considered a related company for the purposes of establishing trademark rights in the Indication based on Licensee’s use thereof, and Licensee’s use of the Indication shall inure to the benefit and goodwill of Licensor.

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          (c) Effect of Termination. Upon and after the termination of this Agreement, all rights granted to Licensee hereunder shall revert to Licensor.
          (d) No Waiver. None of the terms of this Agreement can be waived or modified except by an express agreement in writing signed by both parties. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement, which represents the entire agreement and understanding of the parties with respect to the subject matter hereof. The failure of either party to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights. No person, firm, group or corporation other than Licensee and Licensor shall be deemed to have acquired any rights by reason of anything contained in this Agreement.
          (e) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the other agreements executed in connection with the Stock Purchase Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions of all of the agreements executed in connection the Stock Purchase Agreement shall be construed to give effect to the provisions of all of the agreements to the greatest extent possible; provided, however, that to the extent that any clauses or terms in this Agreement conflict with the concurrently executed IP License Agreement, then the IP License Agreement shall govern, except for the following provisions of this Agreement, which shall govern: Sections 1 and 4.
          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan. However, since this Agreement is in English, the terms and conditions of this Agreement will be interpreted in accordance with the meaning of the words in American colloquial English.
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SIGNATURE PAGE TO INDICATION AGREEMENT
          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

HITACHI, LTD.
By:	/s/ Satoru Ito
Satoru Ito
President and Chief Executive Officer, Semiconductor & Integrated Circuits

OPTO-DEVICE, LTD.
By:	/s/ Yasutoshi Kashiwada
Yasutoshi Kashiwada
President

SIGNATURE PAGE TO INDICATION AGREEMENT (cont.)

EXHIBIT A
TRADEMARK
Attached.

A-1

AMENDMENT TO
INDICATION AGREEMENT
     This Amendment (the “Amendment”), is entered and made effective as of October 19, 2006 (the “Amendment Date”), by and between Hitachi Ltd., a corporation organized and existing under the laws of Japan (“Licensor”), and Opnext Japan, Inc., a Delaware corporation and successor by merger to Opto-Device, Ltd. a company formerly organized under the laws of Japan (“Licensee”), and is intended to modify certain provisions of the Indication Agreement dated October 1, 2002, entered between Licensor and Opto-Device, Ltd. (the “Indication Agreement”). Licensor and Licensee are hereinafter individually referred to as a “Party” and collectively referred to as the “Parties.”
RECITALS
     WHEREAS, Hitachi and Opto-Device, Ltd. have entered into the Indication Agreement;
     WHEREAS, Opnext Japan is the successor by merger to Opto-Device and seeks to affirm Hitachi’s consent to the assignment of the IP License Agreement from Opto-Device to Opnext Japan;
     WHEREAS, Hitachi and Opnext Japan desire to enter into this Amendment to amend the Indication Agreement as set forth herein; and
     WHEREAS, the Parties do not intend for this Amendment to modify or alter the Indication Agreement except as expressly set forth herein.
AGREEMENTS
     NOW, THEREFORE, in consideration of the mutual covenants in this Amendment, Licensor and Licensee agree to amend the Indication Agreement as follows:
I. Consent to Assignment.
     Hitachi hereby acknowledges and consents to the assignment of the Indication Agreement from Opto-Device, Ltd. to Opnext Japan, Inc. References to Opto-Device throughout the IP License Agreement shall be amended to refer to Opnext Japan.
II. Amendment.
     A. The fourth sentence of Section 1 is hereby deleted in its entirety and replaced with the following:
“Upon termination of this Agreement, all rights of Licensee to use the Indication shall terminate immediately, except to the extent necessary to enable Licensee (a) to complete all purchase orders that have been previously accepted by Licensee, and (b) to sell Licensed Products which are in inventory as of the effective date of such termination.”

     B. The last sentence of Section 1 is hereby deleted in its entirety and replaced with the following:
“Such license shall continue until: (a) a period of one year following the initial public offering of Licensee or a period of six months following the day on which Opnext, Inc. ceases to be a majority-owned subsidiary of Hitachi, whichever is longer, or (b) such time as Licensee has failed to reasonably cure or commence the cure of any material breach of this Agreement within thirty (30) days of the receipt of written notice of such breach.”
     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and to be effective as of the Amendment Date set forth above.

HITACHI, LTD.		OPNEXT, JAPAN, INC.

	/s/ Naoya Takahashi		/s/ Kei Oki

Name:	Naoya Takahashi	Name:	Kei Oki
Title:	Vice President and Executive Officer	Title:	President, Opnext Japan, Inc.